UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2018 (June 22, 2018)

WESTWOOD HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 756-6900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On June 22, 2018, Mark R. Freeman informed Westwood Holdings Group, Inc. (the “Company”) of his decision to transition out of his role of Executive Vice President, Chief Investment Officer, and Senior Portfolio Manager of the Company over the next nine months to pursue his philanthropic and business goals outside of the Company. Accordingly, Mr. Freeman’s employment with the Company will end on March 8, 2019 (the “Resignation Date”), unless his employment is earlier terminated in accordance with the terms of the employment agreement dated as of November 9, 2016 (the “Employment Agreement”).

(e)
On June 27, 2018, the Company entered into a letter agreement with Mr. Freeman (the “Letter Agreement”) that sets forth the terms of his transition and separation from the Company. Pursuant to the terms of the Letter Agreement, the Company and Mr. Freeman have agreed that:

•	Mr. Freeman’s employment with the Company will end on the Resignation Date, unless earlier terminated in accordance with the terms of the Employment Agreement.

•	For the remainder of his employment with the Company, Mr. Freeman will continue to receive a base salary of $500,000 per year.

•
Subject to his continuing employment through the Resignation Date, Mr. Freeman will receive a bonus for fiscal 2018 performance in an amount not less than $650,000 and not more than $750,000. The bonus will be paid at the same time the Company pays fiscal 2018 performance bonuses to its active executive officers, but no later than March 8, 2019.

•	Mr. Freeman’s 2017 and 2018 Mutual Fund Incentive Awards and all of his outstanding equity incentive awards will continue to vest or be forfeited in accordance with the terms of those awards.

•	Mr. Freeman will not receive a bonus for fiscal 2019 performance, nor will he be eligible to receive any future Mutual Fund Incentive Awards or equity incentive awards.

•
Subject to Mr. Freeman’s continuing employment through the Resignation Date, Mr. Freeman will be subject, at the Company’s option, to a post-termination non-compete period that will begin on March 9, 2019, and end on May 1, 2019 (the “Elective Non-Compete Period”). For that portion of the Elective Non-Compete Period that the Company elects to enforce, Mr. Freeman will be entitled to Company-subsidized COBRA continuation coverage and salary continuation payments, provided that he timely executes and does not revoke a release agreement in the form attached to the Letter Agreement.

•	Except as set forth above, all of the terms of the Employment Agreement will remain unchanged and in effect through the date of Mr. Freeman’s termination of employment with the Company.
The Letter Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter, and the description thereof set forth herein is qualified by and subject, in all respects, to the terms of the Letter Agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: June 28, 2018	/s/ Brian O. Casey
Brian O. Casey
President & Chief Executive Officer